UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2013

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2013, Symmetricom, Inc., a Delaware corporation (“Symmetricom” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Microsemi Corporation, a Delaware corporation (“Microsemi” or “Parent”), and PETT Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Microsemi (“Purchaser”), pursuant to which Microsemi will acquire the Company.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $7.18 per Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes (the “Per Share Amount”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), and the Company will survive the Merger as a wholly owned subsidiary of Microsemi. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned by the Company, Microsemi or their respective subsidiaries immediately prior to the Effective Time, will automatically be converted into the right to receive the Per Share Amount on the terms and subject to the conditions set forth in the Merger Agreement.

Purchaser has agreed to commence the Offer as promptly as reasonably practicable but no later than October 30, 2013, and the Offer will remain open for at least 20 business days. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including, among others, that (i) there is validly tendered (and not withdrawn) at least a majority of the sum of (x) the Company’s then outstanding Shares plus (y) a number equal to the number of Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or other rights to acquire Shares at an exercise or conversion price below the Per Share Amount, (ii) certain regulatory clearances have been obtained by the parties, if applicable, and (iii) the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) which permits completion of the Merger upon the collective ownership by Microsemi, Purchaser and any other subsidiary of Microsemi of one share more than 50% of the number of Shares that are then issued and outstanding, and if the Merger is so effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger.

In the event that Purchaser purchases Shares in the Offer but a determination is made that it is ineligible to use Section 251(h) of the DGCL, the Company has granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase from the Company, following completion of the Offer and at the Per Share Amount, the lowest number of Shares that, when added to the number of Shares collectively owned by Microsemi or Purchaser at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the sum of (i) the Company’s then outstanding Shares plus (ii) a number equal to the number of shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights exercisable as of a certain date. If Microsemi, Purchaser and any other subsidiary of Microsemi collectively acquire at least one share more than 90% of the number of Shares that are then issued and outstanding, whether as a result of the Top-Up Option or otherwise, the parties have agreed to take all necessary and appropriate actions to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of the stockholders of the Company, through the “short form” procedures available under Section 253 of the DGCL.

In the event that Purchaser purchases Shares in the Offer but is ineligible to use any of the short form merger procedures under the DGCL following the consummation of the Offer (and the “subsequent offering period” provided by Purchaser, if any), Microsemi and the Company must obtain the approval of the Company’s stockholders holding a majority of the outstanding Shares to adopt the Merger Agreement prior to consummating the Merger. In this event, the Company will call and convene a special stockholder meeting to obtain this approval, and Purchaser will vote all Shares it acquires pursuant to the Offer in favor of the adoption of the Merger Agreement, thereby assuring approval.

The Company, Microsemi and Purchaser have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the Company’s business prior to the closing of the Merger.

The Merger Agreement provides for a “go-shop” period for the Company through November 8, 2013, during which period the Company will be permitted to solicit, and provide information and enter into discussions concerning, proposals relating to alternative business combination transactions. Following such date, the Company will be generally prohibited from engaging in such activities, subject to certain exceptions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for each of the Company, Microsemi and Purchaser and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Microsemi a termination fee of $10,400,000 or in certain specified circumstances, a lower termination fee of $5,050,000.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Microsemi or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Microsemi and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Microsemi and Purchaser.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, Symmetricom’s Board of Directors approved an amendment (the “Amendment”) to the employment offer letter, dated as of April 29, 2013 (the “Employment Offer Letter”), by and between Symmetricom and Elizabeth Fetter, Symmetricom’s Chief Executive Officer. The Amendment provides for accelerated vesting of 80% of outstanding unvested equity awards held by Ms. Fetter in connection with a qualifying termination of employment following a Change of Control (as defined in the Employment Offer Letter).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended September 29, 2013.

Item 8.01. Other Events.

On October 21, 2013, Symmetricom and Microsemi issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information and Where To Find It

The tender offer described herein (the “Offer”) has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell any shares of the common stock of Symmetricom or any other securities. At the time the Offer is commenced, Microsemi and Purchaser will file a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”), and Symmetricom will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Any offers to purchase or solicitations of offers to sell may be made only pursuant to such tender offer statement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These materials, when prepared and ready for release, will be made available to Symmetricom’s stockholders at no expense to them. In addition, investors and securityholders may obtain a free copy of such materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer, which will be named in the tender offer statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc., dated as of October 21, 2013.*

99.1	Press Release, dated October 21, 2013.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2013	SYMMETRICOM, INC.

	By:	/s/ Justin Spencer
	Name:	Justin Spencer
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc., dated as of October 21, 2013.*

99.1	Press Release, dated October 21, 2013.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.